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                                                                    EXHIBIT 99.1

                                              Contact:  Scott R. Meyerhoff
                                                        Chief Financial Officer
                                                        (770) 840-2530


                           THE INTERCEPT GROUP, INC.
                        ACQUIRES ASSETS OF ADVANCE DATA

           ACQUISITION ADDS 7 NEW FINANCIAL INSTITUTIONS IN ARKANSAS

NORCROSS, Georgia (September 30, 1998)   The InterCept Group, Inc. (AMEX: ICG)
today announced the acquisition of certain assets and liabilities of Advance Data. Based in Jonesboro, Arkansas, Advance Data provides services including core data processing, item capture and check imaging to seven financial institutions.

     "We are very pleased to announce this transaction with Advance Data," commented John W. Collins, chairman and chief executive officer of The InterCept Group. "This acquisition, combined with our previously announced acquisition of the Access Link network and its customer base, expands our capabilities and further strengthens InterCept's position in the Arkansas market."

     "Community banks are embracing new technologies in order to be competitive with larger financial institutions in their markets and InterCept is well positioned to meet this growing demand with a comprehensive outsourcing solution. The addition of Advance Data's business enhances our competitive position and is consistent with our acquisition strategy to extend our geographic footprint, expand our product and service offerings and increase our customer base."

     Commenting on the transaction, Dale May, managing partner of Advance Data said, "We are very happy to be a part of The InterCept Group. We will now be able to better serve our bank customers with additional products and services."

     The InterCept Group, Inc. is a financial technology and services company that provides community financial institutions a single source for a variety of services including EFT/ATM processing, debit card programs, core banking software & processing, data communications management, equipment sales & service, and merchant portfolio management. It also offers InterCept Switch, "The Surcharge-Free Network" to member financial institutions wishing to provide surcharge free ATM services to their customers. Each of these products and services helps keep community financial institutions competitive in today's marketplace.

     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company and its management with respect to , among other things: (i) the anticipated impact of certain events and circumstances; (ii) trends affecting the Company; and (iii) the Company's growth and operating strategy. The words "may," "will," "anticipate," "believe," "intend," "plans," "allows," "strategy" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of the Company's brief combined operating history, its ability to obtain and manage growth, risks related to acquisitions and the integration of acquired assets and businesses, customer attrition and competition and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in InterCept's Registration Statement on Form S-1 (Registration No. 333-47197), as declared effective by the Securities and Exchange Commission on June 9, 1998.

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